Summary Financial Statements of RBS Citizens, N.A.

Set forth below are summary financial statements of the parent of the lessee of the Citizens Bank properties included in the portfolio of American Realty Capital Properties, Inc. and American Realty Capital Trust III, Inc. on a pro forma basis. RBS Citizens, N.A. currently makes its financial statements available on the Federal Deposit Insurance Corporation website, and the following summary financial data regarding RBS Citizens, N.A. are taken from such filings:

	Nine Months Ended September 30, 2012 (Unaudited)	Fiscal Year Ended
(Amounts in millions)		December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Consolidated Condensed Statements of Income
Total interest income	$4,873	$3,484	$4,008	$4,868
Net interest income after provision for credit losses	3,523	1,230	1,289	494
Net income (loss)	843	345	(39)	(600)

(Amounts in millions)	September 30, 2012 (Unaudited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$107,214	$106,941	$107,836	$116,921
Total liabilities	88,455	88,830	90,920	100,321
Total shareholders’ equity	18,759	18,111	16,916	16,600